Exhibit 99.1

FINANCIAL PROJECTIONS

The Company, with the assistance of its advisors, developed a set of financial projections (as summarized in Exhibit H, the “Financial Projections”) for the purposes set forth below.  The Financial Projections reflect the Company’s most recent estimates of the financial position, results of operations and cash flows after confirmation of the Plan, based upon the Company’s assumptions and judgments as to future market and business conditions, expected future operating performance, and the occurrence or nonoccurrence of certain future events, all of which are subject to change.  Actual operating results and values may vary.

A.                Financial Projections

As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor.  In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Company’s management has, through the development of the Financial Projections, analyzed the Debtors’ ability to meet its obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct its business subsequent to its emergence from these Chapter 11 Cases.  The Financial Projections were prepared to assist those holders of Allowed Claims entitled to vote on the Plan in determining whether to accept or reject the Plan.

A Chapter 11 proceeding is viewed as a significant threat to the continuing operations of our international business. The Company has recently experienced dislocation in its business operations caused by the uncertainty of its financial restructuring process and the potential of a bankruptcy filing and there is no assurance that we will be able to avert loss or reduction in business from our customers. Furthermore, the drybulk industry has historically been and continues to be subject to significant volatility due to continuously evolving dynamics as they relate to the supply of vessels and demand for shipping services. The unpredictable nature of factors, such as weather, seasonal demand for resources and asymmetrical timing of vessel deliveries results in significant freight rate volatility and could cause actual results to differ.

For the purpose of demonstrating Plan feasibility, the Company prepared the Financial Projections with the assistance of its professional advisors. The Financial Projections present, to the best of the Company’s knowledge, the Reorganized Debtors’ projected financial position, results of operations, and cash flows from 2014 through 2018 and reflect the Debtors’ assumptions and judgments as of April 2014.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS.  THE COMPANY’S INDEPENDENT ACCOUNTANT HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND,

ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE COMPANY DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW GENCO COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE COMPANY’S MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL.  THE COMPANY CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE COMPANY’S ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE.  FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER.

Scope of Financial Projections
The Financial Projections are based on the assumption that the Effective Date will occur on or about June 30, 2014.  If the Effective Date is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.  It is also assumed that the Reorganized Debtors will conduct operations substantially similar to their current businesses.

The Financial Projections do not fully reflect the application of fresh start accounting.  Any formal fresh-start reporting adjustments that may be required in accordance with Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, including any allocation of the Company’s reorganization value to the Company’s assets in accordance with the procedures specified in Financial Accounting Standards Board Statement 141, will be made after the Company emerges from bankruptcy.

The Financial Projections include the (i) Projected Consolidated Balance Sheet of Reorganized Genco, (ii) Projected Consolidated Cash Income Statement of Reorganized Genco, and (iii) Projected Consolidated Cash Flow Statement of Reorganized Genco.

The Financial Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Factors that could cause actual results to differ materially include, but are not limited to: the ability of Reorganized Genco to operate its business consistent with its projections generally, including the ability to maintain or increase revenue and cash flow to satisfy its liquidity needs, service its indebtedness and finance the ongoing obligations of its business, and to manage its future operating expenses and make necessary capital expenditures; the ability of the Reorganized Genco to comply with the covenants and conditions under its credit facilities; the loss or reduction in business from Reorganized Genco’s significant customers or the failure of Reorganized Genco’s significant customers to perform their obligations; the loss or material downtime of major suppliers; material declines in demand for drybulk shipping services or the rates in the drybulk shipping market; changes in production of, or demand for, iron ore, coal, steel, grain or other drybulk, either generally or in particular regions; greater than anticipated levels of vessel new building orders; changes in the typical seasonal variations in drybulk charter rates; increases in costs including, without limitation, crew wages, insurance, provisions, repairs and maintenance; changes in rules and regulations applicable to the drybulk industry including, without limitation, legislation adopted by international organizations such as the IMO and the European Union or by individual countries; actions by the courts, the United States Coast Guard, the U.S. Department of Justice or other governmental or regulatory authorities, and the results of the legal proceedings to which the Reorganized Debtors or any of their affiliated vessels may be subject; changes in the condition of the Debtors’ vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Debtors’ anticipated drydocking or maintenance and repair costs); the Reorganized Debtors’ ability to attract and maintain key executives, managers and employees; changes in general domestic and international political conditions; and adverse changes in foreign currency exchange rates affecting the Reorganized Debtors’ expenses. See also Section X (“Certain Risk Factors to be Considered,” generally and in particular “Additional Factors to be Considered--Forward-Looking Statements are not Assured, and Actual Results May Vary”).

Overview of the Debtors

The Debtors are a leading provider of worldwide seaborne transportation services for dry bulk cargo including, among others, iron ore, coal and grain, collectively referred to as "major bulks," and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as "minor bulks”. The Debtors’ fleet currently consists of 53 drybulk carriers, including nine Capesize, eight Panamax, 17 Supramax, six Handymax and 13 Handysize drybulk carriers, with an aggregate carrying capacity of approximately 3,810,000 deadweight tons (“dwt”). The average age of the Debtors’ current fleet is approximately 8.9 years, as compared to the average age for the world fleet of approximately 9 years for the drybulk shipping segments in which Debtors compete. Most of the Debtors’ vessels are chartered to well-known charterers, including Cargill International S.A, Swissmarine Services S.A., Pacific Basin Chartering Ltd., Klaveness Chartering and Lauritzen Bulkers A/S.

KEY ASSUMPTIONS TO FINANCIAL PROJECTIONS

Methodology

The Debtors’ current business plan incorporates assumptions related to certain economic and business conditions for the forecast period of 2014-2017. These assumptions are based upon historic seasonality and industry experience as well forecasts from Marsoft, a leading maritime industry consultant, regarding projected industry supply/demand/capacity indicators and the estimated directions of specific markets.

The Financial Projections represent selected income statement, balance sheet and cash flow accounts from 2014 through 2017. The financial statements included herein reflect the projected core operating performance of the Debtors and as such exclude the impact of any cash flows related to the Debtors’ ownership interests in Baltic Trading and Jinhui Shipping. The Financial Projections were developed on a vessel-by-vessel, bottom-up basis and incorporate multiple sources of information including general business and economic conditions as well as industry and competitive trends.

Revenue

The Financial Projections forecast Net Voyage Revenue from both Time Charter and Voyage Charter contracts (described below). Net Voyage revenue represents the income associated with providing freight services to the Debtors’ customers less Voyage Expenses and third-party commissions. Voyage Expenses consist of fuel, canal tolls, and port charges. In the dry bulk industry, it is customary to report revenue on a net basis, also known as a Time Charter Equivalent basis (“TCE Basis”), to enable comparability between differing contract structures. A Time Charter Equivalent rate (“TCE Rate”) is calculated by dividing Net Voyage Revenue by vessel operating days.

A Time Charter can either be structured with a fixed daily rate or a floating daily rate that is tied to the relevant index (e.g., the Baltic Panamax Index, or “BPI”).  Alternatively, a Voyage Charter is structured such that the customer pays a transportation charge for the movement of a specific cargo between two or more specified ports. Under a Time Charter, all voyage expenses are borne by the customer. Under a Voyage Contract, all voyage expenses are paid by the vessel owner.

The Debtors primarily contract revenue using Time Charters. The Debtors’ projected time charters as of June 30, 2014 are listed in the following table.

			Index	Gross		Charter
Vessel	Type	Basis	Adjustment	Rate	Commission	Min Expiry
Augustus	Capesize	BCI	104.0%		5.0%	May-14
Tiberius	Capesize	BCI	102.0%		5.0%	Jan-14
London	Capesize	BCI	100.0%		5.0%	Sep-11
Titus	Capesize	BCI	100.0%		5.0%	Jan-11
Constantine	Capesize	BCI	102.0%		5.0%	Jan-14
Hadrian	Capesize	BCI	98.5%		5.0%	Oct-12
Commodus	Capesize	BCI	100.0%		5.0%	May-14
Maximus	Capesize	BCI	100.0%		5.0%	Mar-14
Claudius	Capesize	BCI	99.0%		5.0%	Mar-14
Knight	Panamax	BPI	99.0%		5.0%	Apr-14
Leader	Panamax	BPI	100.0%		5.0%	Jan-11
Vigour	Panamax	BPI	98.0%		5.0%	Apr-14
Acheron	Panamax	BPI	100.0%		5.0%	Jan-14
Surprise	Panamax	BPI	100.0%		5.0%	Dec-13
Thunder	Panamax	BPI	100.0%		5.0%	Mar-14
Predator	Supramax	BSI	101.0%		5.0%	May-13
Hunter	Supramax	BSI	107.0%		5.0%	Oct-13
Lorraine	Supramax	flat rate		$7,500	5.0%	Aug-13
Auvergne	Supramax	BSI	100.0%		5.0%	May-12
Bourgogne	Supramax	flat rate		$10,250	5.0%	Dec-13
Brittany	Supramax	BSI	100.0%		5.0%	May-12
Languedoc	Supramax	BSI	100.0%		5.0%	Mar-13
Picardy	Supramax	BSI	101.0%		5.0%	Jan-11
Rhone	Supramax	BSI	100.0%		5.0%	Mar-11
Wisdom	Handymax	BSI	90.0%		5.0%	Apr-14
Marine	Handymax	flat rate		$10,000	5.0%	Feb-14
Charger	Handysize	BHSI	100.0%		5.0%	Jan-11
Challenger	Handysize	BHSI	100.0%		5.0%	Mar-13
Champion	Handysize	BHSI	100.0%		5.0%	Apr-11
Ocean	Handysize	BHSI	107.0%		5.0%	Jul-10
Bay	Handysize	BHSI	107.0%		5.0%	Mar-10
Avra	Handysize	BHSI	107.0%		5.0%	Apr-14
Mare	Handysize	BHSI	115.0%		5.0%	Jul-11
Spirit*	Handysize	BHSI	115.0%		5.0%	Nov-11

* The rate for this index-linked time charter has a floor of $8,500 and a ceiling of $13,500daily with a 50% profit sharing arrangement to apply to any amount above the ceiling.

If a vessel is not contracted, the Financial Projections assume the vessel earns revenue as if it were on an index-linked charter, with an adjustment that accounts for differences in size, age and condition of the vessel. Forecasted future index rates (“Spot Rates”) for 2014-2015 are based on research rate estimates of equity research analysts from financial institutions that cover the shipping sector. The Financial Projections use the average of the “bottom half” of such estimates, consistent with management’s historical methodology. For 2016-2017, the Financial Projections use Spot Rates based on Marsoft’s base case Baltic Index projections as of the first quarter of 2014.

To calculate revenue, the Financial Projections assume a utilization of 98% when vessels are not undergoing drydocking (described further below), which takes into account unplanned off-hire due to maintenance, repairs and repositioning. Additionally, industry standard commissions of 5.0%, payable to third-parties, are subtracted from revenues derived in the spot market.

The Company’s projections for service revenue were estimated based on continued service revenue from Baltic Trading Limited (“Baltic Trading”) and Maritime Equity Partners LLC (“MEP”) throughout the projection period. While the Reorganized Genco intends to continue performing under its agreements with Baltic Trading and MEP, there can be no assurance that these contracts will remain in place after the Reorganization.

Vessel Operating Expenses

Vessel operating expenses include crew wages and related costs, the cost of insurance, expenses relating to repairs and maintenance (excluding drydocking), the costs of spares and consumable stores, tonnage taxes and other miscellaneous expenses. The Financial Projections assume vessel operating expenses based on historical operating expenses per vessel class, estimates provided by independent technical managers, and management’s view of continued cost-efficient operations, and assume inflation of 2.0% per year. The assumed operating expense per vessel per day in 2014 is $6,000 for Capesize vessels, $5,300 for Panamax vessels, $5,200 for Supramax vessels, $5,000 for Handymax vessels, and $4,900 for Handysize vessels.

General and Administrative Expenses

General and Administrative Expenses (“G&A”) include payroll expenses, rent, legal, auditing, and other professional expenses. The Financial Projections for general and administrative expenses are estimated based on historical general and administrative expenses and management’s view of continued lean operations.

Technical Management Fees

Technical management involves the day-to-day management of vessels, including performing routine maintenance, attending to vessel operations, and arranging for crews and supplies. The Debtors currently contract with three independent technical managers to provide technical management, and Management oversees the activities of these independent technical managers. The Financial Projections for technical management fees are based on management’s budget and current arrangements with the aforementioned third-party independent managers.

Drydock Expense

Drydock expenses are based on expected maintenance requirements corresponding to the age of the Company’s fleet. Costs associated with drydockings are capitalized as they occur and amortized on a straight- line basis over the period between drydockings.

The Financial Projections also include the future installation of ballast water treatment systems during each vessel’s first drydock after January 1, 2016 at an estimated cost of $950,000 per Capesize vessel, $800,000 per Panamax vessel, $750,000 per Supramax vessel, $700,000 per Handymax vessel, and $650,000 per Handysize vessel. Lastly, drydock projections include the installation of fuel-efficiency upgrades on 17 of the Debtors’ vessels over the projection period at a cost of $250,000 to $500,000 per vessel. Expenditures for fuel-efficiency upgrades and ballast water treatment systems are capitalized as they occur and amortized on a straight-line basis over the remaining useful life of the vessel.

Purchase of Vessels

The Financial Projections include a fleet renewal program, pursuant to which the Company projects purchasing comparable re-sale vessels whenever a currently owned vessel reaches its 20th birthday. The Company estimates that 4 vessels currently fall under this category. Accordingly, the Financial Projections contemplate the purchase of four new Supramax vessels over course of the forecast period. The vessel purchases are assumed to be financed with 50% debt (“New Vessel Financing”) and 50% equity, assumed to be raised at the time of purchase. The New Vessel Financing is assumed to amortize evenly over 15 years and bear interest at a rate of LIBOR plus 3.0%.

Taxes

The Company’s projections for taxes were estimated based on the income from the service revenues described above.

Post-Effective Date Capital Structure

The Plan contemplates a restructured capital structure for the reorganized Debtors that consists of the Amended and Restated $253 Million Facility and the Amended and Restated $100 Million facility. Both of the aforementioned facilities are assumed to be extended through August 2019, bear interest at a rate of LIBOR plus 3.50%, and resume amortization payments upon emergence from bankruptcy. Further, the aforementioned facilities shall receive one-time “catch-up” payments in lieu of amortization payments foregone during the pendency of the chapter 11 cases. The Financial Projections also assume the incurrence of New Vessel Financing, as described above.

INCOME STATEMENT
($ in millions)	Q3-Q4	Year Ended December 31,
	2014	2015	2016	2017

Net Voyage Revenue	$121	$303	$216	$198
Service Revenue	5	10	9	9
Vessel Operating Expenses	(51)	(104)	(107)	(112)
General & Administrative Expense	(9)	(19)	(19)	(20)
Technical Management Fees	(3)	(7)	(7)	(7)
EBITDA	$62	$183	$91	$67

Depreciation of Vessels	(34)	(67)	(68)	(69)
Amortization of Drydock	(1)	(4)	(7)	(11)
Depreciation of Other Assets	(0)	(1)	(1)	(1)
EBIT	$27	$111	$16	$(14)

Net Interest Expense	(4)	(7)	(5)	(3)
Taxes	(1)	(3)	(2)	(2)
Net Income	$22	$102	$9	$(19)

CASH FLOW STATEMENT
($ in millions)	Q3-Q4	Year Ended December 31,
	2014	2015	2016	2017

Net Voyage Revenues	$121	$303	$216	$198
Service Revenue	5	10	9	9
Cash Revenues	$126	$312	$225	$206

Vessel Operating Expenses	(51)	(104)	(107)	(112)
General & Administrative Expense	(11)	(18)	(19)	(19)
Technical Management Fees	(3)	(7)	(7)	(7)
Cash EBITDA	$60	$183	$92	$68

Drydock Expense	(9)	(13)	(24)	(19)
Purchase of Vessels (pre-financing)	–	–	(30)	(90)
Taxes	(1)	(3)	(2)	(2)
Unlevered Free Cash Flow	$50	$167	$36	$(44)

Cash Interest Expense	(4)	(8)	(9)	(10)
Repayment of Debt	(14)	(28)	(28)	(30)
New Vessel Equity Issuance	–	–	15	45
New Vessel Debt Issuance	–	–	15	45
Interest Income	0	1	4	7
Levered Free Cash Flow	$32	$133	$33	$13

Beginning Total Cash	$106	$138	$271	$304
Change in Cash	32	133	33	13
Ending Total Cash	$138	$271	$304	$317

BALANCE SHEET
($ in millions)	Projected				Pro Forma	Year Ended December 31,
	6/30/14	Adjustment	Note		6/30/14	2014	2015	2016	2017

Cash and Cash equivalents	$37	$70		A	$106	$138	$271	$304	$317
Due from Charterers	8	–			8	8	8	8	8
Due from Baltic	1	–			1	1	1	1	1
Prepaid Expenses & Other	17	–			17	17	17	17	17
Deferred Drydocking	12	(12)		B	–	8	17	34	41
Vessels	2,134	(889)		B	1,245	1,211	1,144	1,106	1,127
Other Fixed / Long-Term Assets	22	(18)		C	4	4	4	3	3
Investment in Jinhui	59	–			59	59	59	59	59
Investment in Baltic	39	–			39	39	39	39	39
Total Assets	$2,328	$(850)			$1,479	$1,485	$1,559	$1,570	$1,611

Accounts payable and accrued liabilities	$22	$–			$22	$20	$20	$20	$20
Other	4	–			4	4	4	5	5
$253 Million Facility (DB)	176	(5)		D	171	160	140	120	100
$100 Million Facility (CA)	74	(2)		D	72	68	60	52	45
New Vessel Financing	–	–			–	–	–	15	57

Liabilities Subject to Compromise
Lease Obligation	1	(1)		E	–	–	–	–	–
Swap Liability	7	(7)		F	–	–	–	–	–
Convertible Notes	125	(125)		G	–	–	–	–	–
2007 Credit Facility	1,056	(1,056)		G	–	–	–	–	–
2007 Credit Facility - Interest Payable	13	(13)		G	–	–	–	–	–
Total Liabilities	$1,476	$(1,209)			$268	$252	$224	$211	$226

Shareholders Equity	$852	$359		H	$1,211	$1,233	$1,335	$1,359	$1,384

Liabilities & Shareholders Equity	$2,328	$(850)			$1,479	$1,485	$1,559	$1,570	$1,611

Balance Sheet Adjustments
A.
Represents $100 Million New Investment net of settlement of swap liability and payment of lease rejection claim, “catch-up” payments under the $253 Million and $100 Million Facilities, and estimated restructuring expenses.

B.	Adjustment to reduce carrying value of vessels to appraised value.
C.	Removal of deferred financing fees.
D.	One-time “catch-up” payments in lieu of amortization payments foregone during the pendency of the chapter 11 cases.
E.	Settlement of lease rejection claim.
F.	Settlement of swap liability.
G.	Conversion of debt to equity.
H.	Book equity does not capitalize potential future unearned income from Baltic Trading and MEP contracts.